Putnam High Yield Trust, Semi annual Report, 2/28/05



Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended February 28, 2005 Putnam Management has assumed $16,016 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters (including those described in Note 8).

72DD1 (000s omitted)		Class A	73,269
					Class B	22,254
					Class C	 2,557

72DD2 (000s omitted)		Class M	   990
					Class R	     4
					Class Y	 8,460

73A1					Class A	0.303
					Class B	0.272
					Class C	0.272

73A2					Class M	0.291
					Class R	0.295
					Class Y	0.315

74U1	(000s omitted)		Class A	241,629
					Class B	 77,711
					Class C	  9,921

74U2	(000s omitted)		Class M	  3,321
					Class R	     24
					Class Y	 25,827

74V1					Class A	8.26
					Class B	8.22
					Class C	8.22

74V2					Class M	8.26
					Class R	8.24
					Class Y	8.22